Exhibit 10.1
                             DISTRIBUTION AGREEMENT
                             ----------------------

This DISTRIBUTION AGREEMENT ("Agreement"), effective as of March 31, 2011 ('"Effective Date"), is entered into by and between Competitive Technologies,
   ---------------
Inc.  ("CTTC").  a  Delaware  corporation  having  a  place  of  business  at:
        ----

                         Competitive Technologies, Inc.
                       1375 Kings Highway East, Suite 400
                          Fairfield, CT 06824, U.S.A.
  And Life Episteme Italia S.r.l. ("Distributor"), an Italian Company with its
                                    -----------
                             legal headquarters at:

                    Via Val Fiorita N.86, 00144 Roma, Italia

                                   WITNESSETH

WHEREAS, CTTC owns (Schedule 1 "CTTC exclusive rights to Market") the exclusive rights to worldwide Marketing, Distribution and Sales of the Calmare(R) Pain Therapy medical device (Model MC-5A and any subsequent improvements and models) exclusively based upon the Scrambler Therapy scientific principle, whose Patent is owned by Delta Research & Development and, more specifically. Professor Giuseppe Marineo. For simplicity of purpose in this Distribution Agreement it shall be referred to as "Calmare(R)/Scrambler", whatever other names might be referenced in other public documents.

WHEREAS, Calmare(R)/Scrambler is also sometimes referred in various public documents, and in particular, as "Apparatus and Method for Quick Pain Suppression", "Transcutaneous Electrical Nerve Stimulator for Pain Relief, "Pain Stopper", "Electrical Neuropathic Treatment", "MC-5A" pain device or unit, and all those names are referring to "Calmare(R)/Scrambler" (Schedule 2 "Calmare(R)/Scrambler and other associated names"). Specifically, all other names shall be incorporated by reference into "Calmare(R)/Scrambler" as used herein.

WHEREAS, Patent registration for Calmare(R)/Scrambler has been filed (Schedule 3 "Calmare(R)/Scrambler Patent filing") in the Country/Countries assigned in the Territory of interest to Distributor.

WHEREAS, CTTC has provided Distributor with all the following Calmare(R)/Scrambler documentation: (Schedule 4 "Calmare(R)/Scrambler CE Mark") (Schedule 5 "Calmare(R)/Scrambler FDA clearance") (Schedule 6 "Calmare(R)/Scrambler Declaration of Country of Origin") (Schedule 7
"Calmare(R)/Scrambler Declaration of Conformity") (Schedule 8 "Calmare(R)/Scrambler Warranty Coverage") (Schedule 9 "Calmare(R)/Scrambler Technical Assistance") so that Distributor, based on its knowledge of applicable local laws and business practice, has fully and carefully evaluated the market and its legal framework in Distributor's Territory and decided that the Products are adequate and suitable for lawful and financially and economically feasible distribution within Distributor's Territory.

WHEREAS, specifically, Calmare(R)/Scrambler can be marketed, presented, loaned, rented, leased, sold for end-patient use performed ONLY by Hospitals, Clinics, or other professional Medical Practices/Doctors and, in particular, NEVER marketed, presented, loaned, leased sold to private individuals.

WHEREAS, more particularly, Calmare(R)/Scrambler can be loaned, rented, leased, or sold only after completing specified instruction and training, performed by qualified and authorized

                                   CTT8K41903
professionals (Schedule 10 "Calmare(R)/Scrambler Authorized Training") to professionals following the Calmare(R) User's Manual, and Calmare(R) Tutorial and Study Guide.

WHEREAS, CTTC wishes to appoint Distributor as the exclusive sales channel for certain identified product(s), and Distributor desires to provide such services to CTTC, in each case, on the promises, terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties agree as follows:

1.0     RIGHT TO DISTRIBUTE

1.1 CTTC hereby grants Distributor the exclusive rights to purchase from CTTC, and the exclusive right to distribute the Products identified (Schedule 11 "Product (s) Patent filing") solely within the Territory as defined hereinafter.

1.2 CTTC hereby grants Distributor the exclusive right to sell solely in the Territory as defined hereinafter (Schedule 12 "Country/Countries in assigned Territory"). Any opportunity to sell outside assigned Territory must be authorized in advance in writing through CTTC Management, and any such request by Distributor shall be evaluated on a case-by-case basis to determine potential conflict with any other ongoing Business Activities, before providing authorization from CTTC to Distributor to proceed according to negotiated terms and conditions in any newly assigned Territory not presently included in
Schedule 12. Specifically, Distributor is not authorized to conduct any marketing and/or distribution of Calmare(R) in another Distributors' Territory.

1.3 CTTC hereby grants Distributor a "Right of First Refusal Option" to accept or to refuse the opportunity to engage in the sales of other CTTC Products when available in the future. The Distributor has a period of sixty
(60) days to execute an "Option" exercise after receiving official notification from CTTC of the availability of Other Products; failure to do so within the specified period shall be automatically considered as an implicit and express refusal to exercise this right of first refusal option.

1.4 Distributor shall purchase the Product(s) for resale from CTTC at the price set forth in the present Agreement (Schedule 13 "Pricing"). That Schedule may be amended by CTTC three (3) years after the date of this Agreement.

1.5 All orders for current identified Product(s) shall be sent by Distributor ONLY to CTTC, and with copy to the designee who is identified to Distributor in advance in writing.

1.6 All sales to Distributor are final. Any defective Product(s) must be returned to the Manufacturer, with any such return being subject to the terms of the warranty (Schedule 8 "Calmare(R)/Scrambler Warranty Coverage"). Specifically, CTTC shall indicate to the Distributor where defective Product(s) along with required documentation are to be returned. The Distributor shall submit and prosecute a claim for any Product(s) damaged in transit where the Distributor is the shipper.

1.7 Without regard to whether the Patent(s) for Calmare(R)/Scrambler is registered in a specific Territory, Distributor shall keep confidential and secret any and all data and/or information, and intellectual property for the Calmare(R)/Scrambler, including plans, specifications, operating parameters, know-how, engineering, software, firmware, algorithm, hardware configurations for assemblies, parts, components, casing and carts

                                   CTT8K41904
and manufacturing directions and configurations, and shall refrain from taking any action or passing/sharing any information, whether electronic, written or oral, whatsoever that could be used for cloning, reverse engineering or other infringement of the intellectual property for the Calmare(R)/Scrambler and, more specifically, the current Model MC-5A, and any future series or any related assemblies, parts or components. Notwithstanding Section 2.2, any breach of this
Section 1.7, or infringement, after verification by CTTC, shall provide CTTC with the right immediately to terminate this Agreement by sending to Distributor a written notice of such a breach, by fax, courier or email, communicating the immediate termination of this Agreement. In such termination for cause based on infringement or misappropriation of intellectual property violating this Agreement, CTTC shall collect from Distributor a penalty comprised of the minimum of a fixed fee of $2,000,000 US Dollars as liquidated damages plus additional actual damage awards to be determined by the appropriate court.

1.8 Distributor commits to (i) actively and continually market and promote the Product(s) to appropriate potential customers and marketing channels; (ii) use best efforts to promote the sale of the maximum quantity of Product(s); and
(iii) accurately advise potential customers of the selection, use and functionality of the Product(s). Distributor shall keep CTTC informed as to conditions that might affect the sale of the Product(s) in the marketplace.

1.9 Distributor shall refrain from taking actions that may tarnish the reputation or image of CTTC or the Product(s). Distributor shall establish and maintain an adequate marketing program and a sales force, and customer training and technical service representatives, who are properly trained in all aspects of the distributed Product and may routinely be reviewed by CTTC. CTTC shall have the right to review and discuss with Distributor at reasonable times and with reasonable frequency all aspects of the marketing and service program. Distributor shall be solely responsible for establishing the terms of sale (subject to any limitations set forth herein) including, without limitation, the sale price of the Product(s), consummating the sale of any Product(s), collecting the sale price, and for providing any post-sale service that may be necessary with the exception of manufacturer warranty claims, which shall be handled by the Manufacturer.

l.l0 To assist Distributor in marketing the Product(s), CTTC may provide Distributor with such marketing materials as CTTC may deem appropriate. CTTC shall also have the right to review/evaluate and to decide whether to authorize any marketing materials mentioning CTTC or Calmare(R)/Scrambler that Distributor might propose to disseminate. CTTC shall retain the sole discretion to change marketing materials at any time and to provide such revised marketing materials to Distributor for all future use. Distributor shall have obligation to use such materials (so long as such marketing materials do not offend local law, custom or business practice) and shall defray any cost for translation and printing into local language(s) for distribution of the materials, or of substitute materials proposed to and approved by CTTC to avoid offense under local law, custom or business practice, within "Territory".

1.11 Distributor shall attend and participate, at its own cost for travel and accommodation, with at least one representative, at any global Marketing Event to which Distributor is invited by CTTC.

1.12 Distributor shall participate with own exhibit booth at least at 2 major National convention and meeting events, such as those of the Congress of Oncology, Palliative Care, Anesthesia, and Neurology in Distributor's own assigned Territory. Distributor

                                   CTT8K41905
shall provide an invitation, along with Hotel accommodation prepaid by Distributor collocated with the convention or meeting, provided that CTTC shall pay the travel cost of sending its own representative(s).

1.13 Distributor shall provide a written sales summary of actual and forecasted sales monthly to CTTC according to the Reporting system that CTTC shall issue. Each Monthly Report shall be provided to CTTC on or before the fifteenth (15th) calendar day of the next month. Any further useful commercial information requested by CTTC or delegates has to be provided by Distributor.

1.14 The authority granted to Distributor is to distribute those Product(s) it has purchased from CTTC solely within the Territory. Moreover, Distributor shall not sell Product(s) to purchasers outside the Territory or to purchasers inside or outside the Territory that Distributor believes or has reason to believe are primarily intended for use or distribution outside the Territory without written permission from CTTC. Distributor shall not have, nor shall it hold itself out as having, either express or implied authority to accept orders for the Product(s) on behalf of CTTC or to make contracts in the name of CTTC or any other Party.

1.15 Distributor acknowledges and agrees that Distributor is an independent contractor under the laws and rules of the United States Internal Revenue Service (as well as any foreign equivalent) and the laws and procedural holdings of the State of Connecticut. Distributor is not an employee of CTTC or any subsidiary of CTTC, and Distributor shall not represent itself to be, nor permit itself to be represented as, anything other than a Distributor of the Product(s). Distributor does not and shall not have any power to, nor shall it represent that it has any power to, bind CTTC or create or assume any obligation on behalf of CTTC.

1.16 Distributor shall comply, at all times, with all foreign, federal, state and local laws and regulations applicable to it, including without limitation, all applicable laws relating to the marketing, sale and distribution of medical devices within the Territory. At NO time shall Distributor engage in any high-pressure, morally questionable, unlawful or unethical sales techniques (Schedule 14 "Ethical Code").

1.17 Distributor shall not make any representations or warranties with respect to the Product(s) beyond the product warranties given by the Manufacturer of the Product(s). In the event Distributor may require any specific additional or extended warranty in its own Market, Distributor shall advise CTTC of Distributor's perceived need and proposed solution that shall simply verify to CTTC that the Distributor's modification is necessary and shall not affect negatively CTTC activities on a global scale. If the change is needed without major negative impact, CTTC shall grant the request at Distributor's own cost and activity.

1.18 Distributor shall be required to strictly follow CTTC's authorized training protocol for certification of medical personnel in the use and application of the Scrambler Therapy program and MC-5A medical device, in association with the strict compliance of the Calmare(R) User's Manual of the device, both of which may be modified from time to time by CTTC. The protocol (Schedule 10 " Calmare(R)/Scrambler Authorized Training") is absolutely mandatory in its entirety and must be followed by Distributor as modified by CTTC from time to time.

                                   CTT8K41906

1.19 Distributor shall be required to use only the Clinical Studies officially published (please see Schedule 15 "Clinical Studies List/Plan") and cleared by CTTC. Whilst further Clinical Studies to assess the effectiveness of Calmare(R)/Scrambler are unnecessary, additional studies could be performed with CTTC approval to determine the effectiveness of the Product(s) for other medical conditions or for local Market requirements. In the event Distributor believes additional clinical studies are necessary, Distributor shall seek guidance and authorization from CTTC, and more specifically shall communicate requirement to Delta Research & Development and Professor Giuseppe Marineo for their evaluation. Professor Marineo alone would expressly provide the final scientific acceptance of the protocol and validation of any additional Study. Thereafter, CTTC shall communicate to Distributor approval of any Clinical Study to be performed locally along with payment requirements by the Principal Investigator or Distributor. CTTC, in its sole discretion, may decide to share in the costs of such Study if CTTC decides the Study may have strategic importance to CTTC. In any event, CTTC shall retain all decision-making authority regarding payment of the financial commitments and the continuous supervision and approval of such Studies.

1.20 Distributor shall comply strictly with CTTC's mandated Chain of Custody and Title Documentation Procedure, (Schedule 16 "Chain of Custody and Title Documentation Procedure") to maintain detailed records of the identity of the legal owner and any end-user and the physical location for each Calmare(R)/Scrambler sold, temporarily placed for demonstration purposes, leased, donated or otherwise permanently or temporarily removed from Distributor's legal or beneficial ownership, custody or control. Distributor shall maintain and provide CTTC on a monthly basis, or immediately at any other time when requested by CTTC via email (or any other means), with all of Distributor's chain of custody and title documentation. Distributor shall comply with all applicable local privacy and other laws in assembling and maintaining chain of custody and title documentation. The Parties acknowledge that the Chain of Custody and Title Documentation Procedure (a) is essential because CTTC may need to notify owners, lessees, donees and other end-users from time to time of recalls or updates that could be important to the safety or effectiveness of medical devices subject to this Agreement that include the Calmare(R)/Scrambler units and related accessories in the interests of CTTC and, derivatively, Distributor and its customers, and (b) may be modified by CTTC from time to time as convenient or necessary.

1.21 Distributor shall comply strictly with CTTC's authorized Adverse Event Procedure, (Schedule 17 "Adverse Event Procedure") to report whenever Distributor receives notice or a claim from an owner, lessee, donee or other end-user of a Calmare(R)/Scrambler unit or from any governmental entity or third Party of a claim of injury in operation or ineffectiveness in operation or noncompliance in any way with any national, stale, provincial or other local government requirement or international standard, including, but not limited to, any claim of violation or noncompliance with any directive of Food and Drug Administration or any equivalent organization and any governing patent or CE Mark, trademark or copyright governmental issuing authority or of any adverse third Party contesting intellectual property rights in or to the Calmare(R)/Scrambler unit or related accessories or intellectual property. The
Parties acknowledge that the Adverse Event Procedure (a) is essential because CTTC may need to respond expeditiously to adverse governmental or third Party notice or action for the protection of the rights and interests of CTTC and, derivatively of Distributor and its customers; and (b) may be modified by CTTC from time to time as convenient or necessary.

                                   CTT8K41907

1.22 Distributor shall comply strictly with CTTC's authorized Help Desk Procedure, (Schedule 18 "Help Desk Procedure") to ensure prompt reporting to CTTC of any technical or usage problem, concern or question related in any way to the Calmare(R)/Scrambler units, any accessory or any associated documentation, usage or training. The Parties acknowledge that the Help Desk Procedure (a) is the optimal and most cost-effective method for Distributor and its customers, including any owner, lessee, donee or other end-user of a Calmare(R)/Scrambler unit, to present issues to and to obtain answers from, the CTTC Help Desk in order to access and to contribute to and dynamically to update CTTC's knowledge on the operation of the Calmare unit and related accessories; and (b) may be modified by CTTC from time to time as convenient or necessary.

1.23 Distributor's rights under this Agreement shall terminate and CTTC shall have no further obligations under this Agreement, beyond fulfillment of the warranties on any Product(s), if Distributor shall be owned in whole or in part by Life Episteme SARL or any affiliate, principal or member of LEG after April 11, 2011; provided, however, that the triggering of this condition subsequent shall not affect the obligation of Distributor in relation to CTTC for any Products for which payment is due and owing to CTTC; provided further that Distributor shall make payment to CTTC as agreed for any Product(s) for which payment is due and owing to CTTC in accordance with agreed payment terms even if this condition subsequent is triggered and this Agreement thereby terminates in all other respects; and provided further that the triggering of this condition subsequent shall eliminate all purchase, sale and payment obligations between the parties on any order that has already been placed, but not fully performed, as well as on any anticipated future order.

2.0     TERM OF AGREEMENT

2.1 Subject to the other provisions of this Agreement, the term of this Agreement shall be for an initial period of 60 (sixty) months from the Effective Date (the "Initial Term"): provided, however, that the term may be extended for
            -------------
additional  periods  of  sixty  (60)  month  periods (each a "Renewal Term" and,
                                                              ------------
collectively  with  the  Initial  Term,  the  "Term")  so long as (i) CTTC shall
                                              -----
continue to have rights to the Product(s), which rights CTTC shall use all commercially reasonable efforts to maintain, and (ii) Distributor (a) .shall have honored the present Agreement in its entirely and specifically shall have purchased from CTTC (and not returned) Product(s) equal to or in excess of the applicable Quarterly Product Minimums, as set forth in (Schedule 19 "Multi Annual Volume Budget") during each Quarter for the just ended Contract Year (i.e., the Initial Term or Renewal Term, as applicable); (b) shall have made all payments on a timely basis; and (c) shall have complied with all other material terms and conditions of this Agreement. Once given, a continuation notice shall become an irrevocable obligation of Distributor. Each of the Initial Term and each Renewal Term may be referred to as a "Contract Year." Each Contract Year
                                              -------------
shall be divided into four (4) equal periods, with each such period referred to as a "Contract Year Quarter." In turn, the Initial Term or any Renewal Term
        -----------------------
shall be divided into Contract Years. Notwithstanding the foregoing, Distributor may prevent any auto-renewal of the Term by providing CTTC with written notice of its intent to terminate this Agreement at least ninety (90) days prior to the end of the then-current Term.

2.2 Either Distributor or CTTC may terminate this Agreement at any time if the other Party shall materially breach its obligations hereunder; provided, however, that the non-breaching Party shall give the breaching Party written notice of such breach, and

                                   CTT8K41908
the breaching Party shall have thirty (30) calendar days after receipt of such notice to cure such breach. If such breach is cured to the reasonable satisfaction of the non-breaching Party during such period, then this Agreement shall continue in full force and effect. If such breach is not cured to the satisfaction of the non-breaching Party during such period, then this Agreement shall terminate effective upon the close of business on the last day of such period.

2.3 In the event CTTC shall no longer have the right to sell the Product(s), Distributor's right to sell such Product(s) shall immediately terminate, and CTTC shall have no liability whatsoever to Distributor arising from such termination unless CTTC is determined by binding arbitration or a court of competent jurisdiction to have engaged in material breach that resulted in its loss of its right to sell the Product(s). To the extent such termination does not apply to all of the Product(s), this Agreement shall continue with respect to the remaining Product(s) in accordance with its terms.

2.4 CTTC shall be liable for actual, direct compensatory damages in the event of breach or wrongful termination by CTTC, but CTTC shall not be liable for any incidental or consequential damages, compensation or indemnification of any kind arising from the termination or expiration of this Agreement, or for terminating with or without cause without a material breach by Distributor at a time when CTTC continues to have rights to sell the Product(s), whether said damages, compensation or indemnification are based on losses caused by previous commitments of Distributor, loss of investments, loss of present or prospective profits, loss of goodwill or clients, or any other loss arising from the termination or expiration of this Agreement.

2.5 The terms and conditions of the following sections shall survive any termination or expiration of this Agreement: Sections 1.7, 1.9, 1.15, 2.0, 3.0, 4.0, 5.0, 6.0, 7.0, 8.0 and 9.0, as well as any other provisions that may be necessary to interpret the same.

3.0     COMMERCIAL OBLIGATIONS

3.1 Distributor shall be obligated to purchase from CTTC that number of Product(s) during each Contract Year Quarter of each Contract Year as is set forth in Schedule 19 "Multi Annual Volume Budget" for each such Contract Year Quarter (the "Quarterly Product Minimums"). The Quarterly Product Minimums for
                ---------------------------
each  of  the first four (4) Contract Year Quarters are set forth in Schedule 19
                                                                     -----------
hereto. The Quarterly Product Minimums for Contract Year 6 and beyond shall be set by CTTC in good faith taking into account the number of sales and the Quarterly Product Minimums (on both a quarterly and annual basis) for the prior Contract Year and shall be provided to Distributor at least ninety (90) days prior to the beginning of such new Contract Year

3.2 Distributor shall pay the price per unit established in Schedule 13 "Pricing. Distributor shall also pay in addition any import and/or customs duty and shipping cost. Normal delivery under this Agreement shall be VIA OCEAN-GOING SHIPPING CONTAINERS. If urgent Air shipping is needed, the Distributor must make that request to CTTC and pay any additional shipping costs which shall be for the account of Distributor.

3.3 Distributor shall be obligated AT THE SIGNATURE OF THIS AGREEMENT to place an Order with CTTC for the number of units equivalent to the first Contract

                                   CTT8K41909

Year Quarter stated in Schedule 19 "Multi Annual Volume Budget". Distributor shall place an identical Order again with CTTC during each year of the Agreement as stated for the first Calendar Year Quarter in Schedule 19 "Multi Annual Volume Budget". ANY FAILURE BY DISTRIBUTOR TO PLACE THESE ORDERS WITH CTTC ALLOWS CTTC TO TERMINATE IMMEDIATELY THIS DISTRIBUTION AGREEMENT WITHOUT PRIOR NOTICE TO DISTRIBUTOR.

3.4 For acceptance, an Order must be sent on an official Distributor Order form or Letter containing the same clauses and conditions stated in the International standard CTTC form (Schedule 20 "CTTC International Order Form") that is attached to this Agreement; each CTTC International Order Form, shall be submitted properly stamped and signed by a representative who has full authority to commit Distributor and shall be acknowledged by a representative who has full authority to commit CTTC.

3.5 Distributor shall be required to pay in advance via International Wire Transfer in the amount of 50% of the total cost in United States Dollars of any Order to CTTC. The remaining 50% balance of the total cost in United States Dollars shall be paid within 60 days of the end of the month in which the invoice is dated. If any Product(s) arrive damaged, defective, or without the proper legal documentation needed for Client acceptance, the cost of such Product(s) shall be deductible from the total amount due and the payment for replacement Product(s) terms for properly rejected Produces) shall be due within 60 days of the end of the month in which such Product(s) have been substituted; provided, however, that Distributor shall be required to file, to prosecute and to collect any claim for damage to Product(s) by the carrier in transit when the Distributor is the shipper. Distributor may be eligible for deferral of payment of 50% of the purchase price only so long as the Distributor shall remain in strict compliance with these payment terms. If CTTC determines that the creditworthiness of the Distributor or that the political or business climate within the Territory places payment at risk, CTTC shall have the unilateral right to engage in a "Credit Validation" according to objective parameters commonly used in the Territory, such as "Basilea 3" for the Distributor and International Country Rating by Standard & Poor's for the "Country risk" level, or other generally recognized rating services. In the event that the creditworthiness of Distributor is ascertained by objective standards to be sub-par. then CTTC may unilaterally demand that the Distributor ensure payment by a guaranteed irrevocable International Letter of Credit by an acceptable Bank with payment of 50% of the amount by CTTC draw down at the time of acceptance of the Order and 50% within 60 days of the end of the month in which the Order is received by CTTC. The Distributor will at all times reserve the right to pay 100% of the amount of an Order at the time of that Order. CTTC shall have a purchase money security interest in all units for which CTTC has not received payment in full from Distributor. The Parties acknowledge that this purchase money security interest shall apply neither to a bona fide purchaser for value without notice nor to any Product(s) sold by Distributor to that bona fide purchaser for value without notice prior to payment in full from Distributor to CTTC. CTTC may take any action necessary or appropriate to protect its purchase money security interest in any units.

3.6 Distributor shall pay interest to CTTC, on any amount unpaid when due, in the amount determined as one percent (1%) above the EuRibor rate for 3-month obligations on the payment due date.

                                   CTT8K41910

4.0     COMPENSATION

As between CTTC and Distributor, subject to CTTC's right to payment in full of the purchase price by Distributor to CTTC, Distributor shall be entitled to retain one hundred percent (100%) of all amounts received from the purchaser of a Product. All travel, promotional, entertainment and other expenses and taxes incurred by Distributor in its efforts to market and promote the Product(s) shall be the sole obligation of Distributor, and Distributor shall not be entitled to reimbursement of any kind from CTTC.

5.0     CONFIDENTIALITY; NON-DISPARAGEMENT

5.1     Confidentiality.
        ----------------

a.     As  used herein, "Confidential Information'' means private, confidential,
                        -------------------------
trade secret or other proprietary information (whether or not embodied or contained in some tangible form) relating to any actual or anticipated business of CTTC or its clients, including, without limitation, any information which, if kept secret, would provide CTTC or its clients with an actual or potential economic advantage over others in the relevant trade or industry, such as, but not limited to: business data (including cost data), price lists, strategies and compensation. Confidential Information shall not include information that: (i) at the time of first disclosure by CTTC to Distributor was already in the possession of Distributor by legal and proper means, as shown by written records existing at such time; (ii) is independently made available to Distributor on a non-confidential basis by an unrelated and independent third Party whose disclosure does not constitute a breach of any duty of confidentiality owed to CTTC or its clients; or (iii) is generally available to the public in a readily-available document.

b. Except in an actual or potential business relationship with CTTC or its clients, or with the prior written authorization of CTTC, Distributor shall not directly or indirectly use, disclose, disseminate, publish or otherwise reveal any Confidential Information for the benefit of any Party other than CTTC or its clients. In the event that Distributor is required by legal process (court order, subpoena, etc.) to disclose Confidential Information, Distributor shall first (unless expressly prohibited by law) provide CTTC with notice and the opportunity to take appropriate action to preserve the confidential nature of the information; provided, that in the event CTTC elects not to seek an order securing, or is unsuccessful, in whole or in part, in securing, the confidentiality of the information to be disclosed, Distributor shall limit such disclosure to the minimum amount of Confidential Information necessary to comply with the applicable legal process as established by the written opinion of Distributor's counsel.

c. Upon termination of Distributor's discussions with CTTC concerning a potential business relationship or the termination of any actual business relationship, in either case, for any reason, or upon CTTC's earlier request, Distributor shall return to CTTC or destroy all Confidential Information and any and all copies or reproductions thereof, and any documents or materials containing Confidential Information, in any case, whether tangible or intangible, in Distributor's possession or control.

                                   CTT8K41911

5.2     Non-Disparagement.  Distributor  acknowledges  that  any  disparaging
        -----------------
comments by Distributor or its principals, employees or agent against CTTC or the Product(s) are likely to substantially harm the business reputation of, and depreciate the value of, CTTC. As such, Distributor agrees to act in good faith so as not to harm the business reputation of CTTC or the Product(s) in any way, which includes Distributor's Agreement not to defame or publicly criticize the services, business, integrity, veracity or reputation of the Product(s) or CTTC, its officers, directors, managers, members, employees, affiliates or agents thereof, in either a professional or personal manner. The provisions of this Section shall survive any termination or expiration of this Agreement for a period of five (5) years.

6.0     CONFLICT OF INTEREST

6.1 Distributor shall not sell or distribute products, directly or indirectly, that are in competition with the Product(s) subject to this Distribution Agreement without Distributor's prior written authorization following full disclosure by Distributor to CTTC.

6.2 Distributor may sell or distribute other products, directly or indirectly in competition with the Product(s) subject to this Distribution
Agreement, only upon prior written authorization by CTTC following by Distributor's full disclosure to CTTC.

6.3 Distributor expressly represents and warrants that none of the individuals, indicated by letter agreement between the parties, shall now or at any time in the future have any interest in Distributor or any involvement whatsoever in the performance of this Agreement

7.0     ASSIGNMENT OR SUBCONTRACTING

7.1 Distributor may not assign or transfer this Agreement, or any interest therein or claim hereunder, or subcontract any rights hereunder, without the prior written approval of CTTC. If CTTC consents to such assignment or transfer, the terms and conditions of this Agreement shall be binding upon any assignee or transferee and shall not relieve Distributor of its obligations hereunder.

7.2 Upon advance approval by CTTC, Distributor may contract with Sub-Distributors who are marketing channel partners within the Territory. Distributor shall be solely responsible for the compensation of any approved Sub-Distributors, and Sub-Distributor shall sign an Agreement in form stated or approved by CTTC subjecting the Sub-Distributor to the terms and conditions to which Distributor is subject pursuant to this Agreement. Any Sub-Distributor shall not be in privity of contract with CTTC, nor shall any Sub-Distributor be a third-party beneficiary of this or any other Agreement between CTTC and Distributor or any other Party. Distributor shall assure that the Sub-Distributor shall comply, at all times, with all foreign, federal, state and local laws and regulations applicable to it, including, without limitation, all applicable laws relating to the marketing, sale and distribution of medical devices within the Sub-Distributor's territory. It is responsibility of the Distributor to monitor and to assure that each that each Sub-Distributor complies with Schedule 14 "Ethical Code" and that at NO time does any Sub-Distributor engage in any high-pressure, morally questionable, legally improper or unethical sales technique.


                                   CTT8K41912

8.0     INDEMNIFICATION;  LIMITATION  OF  LIABILITY

8.1 Distributor shall defend, indemnify, reimburse and hold CTTC harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorneys' fees (collectively, "Losses"), or resulting from or
                                              -------
arising out of third Party claims based upon, (a) the grossly negligent, intentionally wrongful or illegal acts or omissions of Distributor; or (b) any actions of Distributor beyond its authority granted hereby, including the making of any representation with respect to Product(s).

8.2 Except as provided under section 8.1 or with respect to breaches of the confidentiality provisions or scope of distributor grant, in no event shall either Party be liable under this Agreement or otherwise to the other for more than the actual compensatory damages incurred by the Party making the claim, and neither Party shall be liable for any incidental, indirect, punitive, consequential or special damages arising out of or in connection with the Agreement regardless of whether such claims are asserted in contract, tort, warranty, strict liability, negligence, or otherwise, even if advised of the possibilities of such damages. In no event shall the aggregate liability of CTTC arising under or in connection with this Agreement (or any breach or violation hereof) exceed the amount paid by Distributor to CTTC under this Agreement. Such limitation is an essential and material provision of this Agreement and was a condition upon which the terms and pricing were based.

9.0     MISCELLANEOUS

9.1 Amendment and Waiver. Any provision of this Agreement may be amended or waived only with the written and signed consent of both Parties.

9.2 Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such provision shall be enforced to the maximum extent permissible so as to effectuate the intent of the Parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.3 Applicable Law. Parties to this Distribution Agreement shall be subject to all applicable international conventions and laws, provided, however, in the event of a conflict of laws, then laws of the State of Connecticut, U.S.A., shall be applied.

9.4 Arbitration. The Parties agree that any dispute between them shall be brought before the American Arbitration Association in Washington, D.C. and that only a court in the State of Connecticut, U.S.A. shall have jurisdiction over any dispute and consequent arbitration.

9.5 Forum. The Parties agree that only a court in the State of Connecticut, U.S.A. shall have jurisdiction over any dispute and consequent arbitration.

9.6 Notice. Any payment, notice, or other communication required or permitted to be made to either Party hereunder shall be sufficiently made or given (i) on the second business day after mailing if sent to such Party by internationally recognized overnight courier, (ii) in the next business day after receipt of confirmation of successful transmission if sent by facsimile, and (iii) upon receipt if given by hand

                                   CTT8K41913
delivery, in each case, at its address given below, or such other address as it shall hereafter designate to the other Party in writing:

                 IN THE CASE OF COMPETITIVE TECHNOLOGIES, INC.:
                 ---------------------------------------------

                               Johnnie D. Johnson
                            Chief Executive Officer
                         Competitive Technologies, Inc.
                       1375 Kings Highway East, Suite 400
                          Fairfield, CT 06824, U.S.A.
                                +1 203.368.6044

              WITH A COPY TO (WHICH SHALL NOT CONSTITUTE NOTICE):
              --------------------------------------------------

                               Stephen Sale, Esq.
                               Sale & Quinn, P.C.
                        910 16,h Street, N.W., 5,h Floor
                              Washington, DC 20006
                           1 202.887.5137 (facsimile)
                             1 202.833.4170 (main)
                         1 202.872.4713 (private line)

                          IN THE CASE OF DISTRIBUTOR:
                          --------------------------

                                Marisa Giampaoli
                          Life Episteme Italia S.r.l.
                    Via Val Fiorita 86, 00144 Roma RM, Italy
                               +39 (0)6 54211068

9.7 INTEGRATION. This Agreement expresses the full contract between the Parties, and all other prior or contemporaneous oral or written representations with regard to the subject matter hereof shall be of no effect

9.8 INTERPRETATION, HEADINGS, NUMBER AND GENDER. The Parties acknowledge and agree that this Agreement has been freely negotiated and shall be deemed to have been drafted by the Parties jointly. Accordingly, no court should construe any provision for or against any Party as a result of such Party being involved in the drafting of this Agreement. The headings of the several sections are inserted for convenience of reference only, and are not intended to be part of or to affect the meaning or interpretation of this Agreement. In this Agreement, where the context so permits, the singular shall include the plural, and vice versa, and references to a particular gender shall include the other genders. The words '"include," "includes" and "including" are not limiting and shall be interpreted as if followed by the phase "without limitation." Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and."

9.9 FORCE MAJEURE. No Party hereto shall be liable in damages or have the right to cancel this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control, including but not limited to acts of God, binding government restrictions, wars, or insurrections.

9.10 SIGNATURES AND EXECUTION. This Agreement shall not be binding upon the Parties until it has been duly executed by or on behalf of each Party, in which event it shall be effective on the Effective Date. The Parties' pdf version, and a print-out of that

                                   CTT8K41914
pdf version, of this Agreement shall have the effect, and shall be fully binding on the parties in the same fashion, as the document with original signatures.

9.11 Counterparts. This Agreement may be executed in three (3) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart of this Agreement.

9.12 Authorized Signatories. The undersigned individuals each represent and warrant that they have the authority to execute this Agreement on behalf of their respective companies or in their individual capacities, as the case may be.

9.13 No Third-Party Beneficiary. The Parties expressly acknowledge that no Party other than CTTC and Distributor shall be a Party to or beneficiary of this Agreement. The Parties expressly state their intention not to create, and in fact do not create, any third-Party beneficiary by, to or under this Agreement.

9.14 English as Controlling Language; PDF Signatures. Both Parties represent that they have carefully read this English language Agreement, which alone represents the agreement of the Parties, that they understand this English language Agreement and that they accept all terms and conditions stated in this English language Agreement; and the Parties acknowledge that Parties' signed pdf version, and a print-out of that signed pdf version, of this Agreement shall have the same effect, and shall be fully binding on the parties in the same fashion, as the document with original signatures.



                            [Signature page follows]

                                   CTT8K41915

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates shown below.



Competitive Technologies, Inc.        Life Episteme Italia S.r.l.



By:        \s\ Johnnie D. Johnson     By:       \s\Marisa Giampaoli
           ----------------------               -------------------

Name:     Johnnie D. Johnson          Name:     Marisa Giampaoli

Title:    Chief Executive Officer     Title:    President

Date:     March 31st 2011             Date:     March 31st 2011
          ---------------                       ---------------






























                                   CTT8K41916

                                   SCHEDULE 2

              CALMARE(R)/SCRAMBLER AND OTHER ASSOCIATED USED NAMES



COMPETITIVE TECHNOLOGIES


17 March 2011



Subject: Declaration of Product Names

This document declares that all of the following names refer to medical device for distribution and technology developed by Professor Giuseppe Marineo and presented in documents by Competitive Technologies, Inc. all refer to Calmare(R)/Scrambler:

Apparatus and Method for Quick Pain Suppression
Transcutaneous Electrical Nerve Stimulator for Pain Relief
Pain Stopper
Electrical Neuropathic Treatment
Scrambler
Scrambler Therapy
Scrambler Technology
Scrambler MC-5A
Calmare(R) Pain Therapy
Calmare(R) MC-5A


Declared  By:

\S\ ARIS D. DESPO
-----------------
NAME: ARIS D DESPO

TITLE:  EXECUTIVE  VICE  PRESIDENT





 1375 Kings Highway East Suite 400 Fairfield, CT 06824 Voice: 203.368.6044 Fax:
                                  203.368.5399

                        Website: www.competitivetech.net

                                   CTT8K41917

                                   SCHEDULE 5

                       CALMARE(R)/SCRAMBLER FDA CLEARANCE





 510(K) SUMMARY FOR THE COMPETITIVE TECHNOLOGIES, INC. SCRAMBLER THERAPY MC-5A
                        TENS DEVICE (PER 21 CFR 807.92)

1.     SuBMITTER/510(k) Holder

Competitive Technologies, Inc.
777 Commerce Drive
Fairfield, CT 06825

Contact Person:    Aris Despo
Telephone: 201-368-6044

Date Prepared:     May 1, 2008

2.     Device Name

Proprietary Name:         Scrambler Therapy MC-5A TENS Device
Common/Usual Name:        Electrical Nerve Stimulator
Classification Names:     Transcutaneous Electrical Nerve Stimulator

3.     Predicate Devices

-      Ito ES-160, K051020

-      Neuro Wave 6,  K0620O3

4.     Device Description

The Scrambler Therapy MC-5A TENS Device is a multi-channel TENS device which allows simultaneous treatment of a number of pain sites. Stimulation impulses are generated and controlled according to a stored program to provide pain relief.

5.     Intended Use

The Scrambler Therapy MC-5A TENS Device is indicated for:

- Symptomatic relief of chronic, intractable pain, post-surgical and post-traumatic acute pain

                                   CTT8K41918

-      Symptomatic relief of acute pain

-      Symptomatic relief of post-operative pain

6.     Technological Characteristics and Substantial Equivalence

Competitive Technologies, Inc. claims substantial equivalence of the Scrambler Therapy MC-5 A TENS Device to the predicate devices based on the intended use, fundamental technology, and operation characteristics. A side-by-side comparison of the Scrambler Therapy MC-5A TENS Device and the cited predicate devices is included in the 510(k).

7.     Performance Testing

Testing of the Scrambler Therapy MC-5A TENS Device demonstrates that the device meets design and performance specifications.

























                                   CTT8K41919

Food  and  Drug  Administration
9200  Corporate  Boulevard
Rockville  MO  20850

Competitive Technologies, Inc.
c/o Medical Device Consultants, Inc.
Ms. Mary McNamara-Cullinane, RAC
Senior Regulatory Affairs Specialist
49 Plain Street
North Attleboro, Massachusetts 02760

Re: K081255
Trade/Device Name:   Competitive Technologies, Inc. Scrambler Therapy MC-5A
                     TENS Device
Regulation Number:   21 CFR 882.5890
Regulation Name:     Transcutaneous, electrical nerve stimulator for pain relief
Regulatory Class:    II
Product Code:        GZJ
Dated:               February 6, 2009
Received:            February 9, 2009

Dear Ms. McNamara-Cullinane:

We have reviewed your Section 510(k) premarket notification of intent to market the device referenced above and have determined the device is substantially equivalent (for the indications for use stated in the enclosure) to legally marketed predicate devices marketed in interstate commerce prior to May 28, 1976, the enactment date of the Medical Device Amendments, or to devices that have been reclassified in accordance with the provisions of the Federal Food, Drug, and Cosmetic Act (Act) that do not require approval of a premarket approval application (PMA). You may, therefore, market the device, subject to the general controls provisions of the Act The general controls provisions of the Act include requirements for annual registration, listing of devices, good manufacturing practice, labeling, and prohibitions against misbranding and adulteration

If your device is classified (see above) into either class II (Special Controls) or class III (PMA), it may be subject to such additional controls. Existing major regulations affecting your device can be found in the Code of Federal Regulations, Title 21, Parts 800 to 898. In addition, FDA may publish further announcements concerning your device in the Federal Register.
                                            ----------------

Please be advised that FDA's issuance of a substantial equivalence determination does not mean that FDA has made a determination that your device complies with other requirement of the Act or any Federal statutes and regulations administered by other Federal agencies. You must comply with all the Act's requirements, including, but not limited to: registration and listing (21 CFR
Part 807); labeling (21 CFR Part 801); good manufacturing practice requirements as set forth in the quality systems (QS) regulation (21 CFR Part 820); and if applicable, the electronic product radiation control provisions (Sections 531-542 of the Act); 21 CFR 1000-1050.

                                   CTT8K41920

Page 2 - Ms. Mary McNamara-Cullinane, RAC



This letter will allow you to begin marketing your device as described in your
Section 510(k) premarket notification. The FDA finding of substantial equivalence of your device lo a legally marketed predicate device results in a classification for your device and thus, permits your device to proceed lo the market.

If you desire specific advice for your device on our labeling regulation (21 CFR
Part 801), please contact the Center for Devices and Radiological Health's (CDRH's) Office of Compliance at (240) 276-0120. Also, please note the regulation entitled, "Misbranding by reference to premarket notification" (21 CFR Part 807.97). For questions regarding postmarket surveillance, please contact CDRH's Office of Surveillance and Biometric's (OSB's) Division of Postmarket Surveillance at (240) 276-3474. For questions regarding the reporting of device adverse events (Medical Device Reporting (MDR)), please contact the Division of Surveillance Systems at (240) 276-3464. You may obtain other general information on your responsibilities under the Act from the Division of Small Manufacturers, International and Consumer Assistance at toll-free number (800) 638-2041 or (240) 276-3150 or the Internet address http://www.fda.gov/cdrh/industry/support/index.html.

Sincerely  yours,





Mark N. Melkerson
Director

Division  of  General,  Restorative  and  Neurological  Devices
Office of Device Evaluation
Center for Devices and Radiological Health

                                   CTT8K41921

INDICATIONS  FOR  USE



510(k) Number (if known): KQ81255
                          -------

Device Name:  Competitive Technologies, Inc Scrambler Therapy MC-5A TENS Device.
              ------------------------------------------------------------------

Indications for Use:

The Scrambler Therapy MC-5A TENS Device is indicated for:

- Symptomatic relief of chronic, intractable pain, post surgical and post-traumatic acute pain

-     Symptomatic relief of acute pain

-     Symptomatic relief of post-operative pain







Prescription  Use   X     AND/OR        Over-The-Counter  Use
                    -                                         --

(Part  21  CFR  801  Subpart  D)     (21  CFR  807  Subpart  C)

(PLEASEDONOT WRITE BELOW THIS LINE-CONTINUE ON ANOTHER PAGE IF NEEDED)
----------------------------------------------------------------------
Concurrence of CDRH, Office of Device Evaluation (ODE)


                                   CTT8K41922

                                   SCHEDULE 9
                   CALMARE(R)/SCRAMBLER TECHNICAL ASSISTANCE

1. THE DISTRIBUTOR IS NOT AUTHORIZED TO PERFORM "ANY" INTERNAL SERVICING OF THE CALMARE(R) MEDICAL DEVICE, SPECIFICALLY, MODEL MC-5A AND FUTURE CALMARE DEVICES, UNLESS TRAINED, CERTIFIED AND AUTHORIZED BY COMPETITIVE TECHNOLOGIES, INC.

2.     ALL INTERNAL SERVICING WILL BE PERFORMED EXCLUSIVELY BY THE MANUFACTURER.

3. ALL DEVICES REQUIRING WARRANTY SERVICE MIL BE RETURNED TO THE MANUFACTURER AS DESCRIBED IN THE WARRANTY DOCUMENT.

4. IN ALL CASES THE SENDER PAYS FOR SHIPMENT OF THE DEVICE TO THE MANUFACTURER REQUIRING REPAIRS.

5. IF DEVICE IS DETERMINED TO BE DEFECTIVE DURING THE WARRANTY PERIOD THEN DISTRIBUTOR WILL REPLACE DEFECTIVE DEVICE WITH NEW DEVICE FROM ITS OWN INVENTORY, RETURN THE DEFECTIVE DEVICE TO THE MANUFACTURER AND UPON RECEIPT OF THE DEFECTIVE DEVICE THE MANUFACTURER WILL SEND A NEW DEVICE TO RE-FILL THE DISTRIBUTOR'S INVENTORY.

6. IF DISTRIBUTOR HAS NO DEVICES AVAILABLE IN INVENTORY THEN DISTRIBUTOR WILL NOTIFY COMPETITIVE TECHNOLOGIES, INC. THE DISTRIBUTOR WILL SIMULTANEOUSLY RETURN DEFECTIVE DEVICE TO CTTC AND CTTC WILL SEND A LOANER REPLACEMENT DEVICE UNTIL THE DEFECTIVE DEVICE IS REPAIRED BY THE MANUFACTURER AND RETURNED.

7. THE MANUFACTURER WILL MAKE A BEST EFFORT TO REPAIR AND PREPARE THE REPAIRED DEVICE FOR RETURN TO THE DISTRIBUTOR WITHIN FOURTEEN (14) DAYS OF RECEIPT OF THE DEFECTIVE DEVICE.

8.     IN THE FUTURE THIS PROCESS MAY BE MODIFIED WITH NINETY (90) DAYS NOTICE.

9. UPON EXPIRATION OF THE WARRANTY CTTC OFFERS THE DISTRIBUTOR THE OPTION OF ADDITIONAL TECHNICAL ASSISTANCE AND REPAIRS FOR $[Confidential Information Omitted] USD PER YEAR PER SOLD DEVICE. THIS IS PAYABLE AT THE BEGINNING OF EACH YEAR AFTER THE WARRANTY EXPIRES.

Pursuant to Rule 24b-2 of the Exchange Act, confidential information on this pagehas been omitted and marked as "[Confidential Information Omitted]", and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                                   CTT8K41923

                                  SCHEDULE 10
                    CALMARE(R)/SCRAMBLER AUTHORIZED TRAINING

Distributor shall be required to strictly follow CTTC's authorized training protocol for certification of medical personnel in the use and application of the Scrambler Therapy program and MC-5A medical device, in association with the strict compliance of the Calmare(R) User's Manual of the device. The full content of this protocol is absolutely mandatory to be followed and may be modified by CTTC from time to time.

The standard authorized training protocol will consist of 3-days of Calmare(R) medical device training in the hands-on use with a diverse group of patients diagnosed with chronic neuropathic pain and/or cancer pain, operation, efficacy and safety of the MC-5A, or equivalent Calmare(R) device. The training will be conducted by either Professor Giuseppe Marineo or a credentialed Calmare(R) Medical Training Specialist. The distributor will be required to have an appropriate level medical professional (physician and/or specialized registered nurse) trained and certified. For training in "Advanced" techniques the medical professionals will be required to attend training sessions in Rome, Italy. All end-user physicians and specialized registered nurses will be required to participate in a 3-day Calmare(R) training program.

At the completion of the 3-day Calmare(R) training the participants will be required to demonstrate their comprehensive knowledge of Objectives and Goals. End-User medical professionals will be required to continue their training and experience with the Calmare(R) MC-5A by scheduling and completing treatment of a minimum of three (3) patients per week (monoradicular and pluriradicular chronic pain and/or cancer pain) over the course of thirty (30) business days as per the Calmare(R) Treatment Protocol. CTTC will provide the list of Objectives and Goals, the Calmare(R) Tutorial & Study Guide, Calmare(R) Treatment Protocol and the User's Manual for the MC-5A, or equivalent Calmare(R) device. Upon successful completion the participant will be awarded a Calmare(R) Scrambler MC-5A User Certificate.

                                   CTT8K41924

                                  SCHEDULE 12
                    COUNTRY/ COUNTRIES IN ASSIGNED TERRITORY

                                     ITALY
                                     MALTA

                                   CTT8K41925

                                  SCHEDULE 13
                                    PRICING



NR. OF UNITS PURCHASED IN EACH SINGLE ORDER

MC-5A  UNITS:  1-2             [CONFIDENTIAL  INFORMATION  OMITTED]
MC-5A  UNITS:  3-4             [CONFIDENTIAL  INFORMATION  OMITTED]
MC-5A  UNITS:  5-7             [CONFIDENTIAL  INFORMATION  OMITTED]
MC-5A  UNITS:  8-9             [CONFIDENTIAL  INFORMATION  OMITTED]
MC-5A  UNITS:  10-20           [CONFIDENTIAL  INFORMATION  OMITTED]
MC-5A  UNITS:  +  THAN  20     [CONFIDENTIAL  INFORMATION  OMITTED]


RECOMMENDED PRICE LIST FOR END USER IN US DOLLARS: $ [CONFIDENTIAL INFORMATION
                                                      OMITTED]

RECOMMENDED PRICE LIST FOR END USER IN EU EUROS: [CONFIDENTIAL INFORMATION
                                                  OMITTED]



NOTE: INTEGRALLY PART OF THE DISTRIBUTION AGREEMENT
---------------------------------------------------

1)     FOR LIFE EPISTEME ITALIA DISTRIBUTOR PRICE IS ALWAYS US$[CONFIDENTIAL
       ---------------------------------------------------------------------
       INFORMATION OMITTED]
       --------------------

2)     LIFE EPISTEME ITALIA FOR ANY 50 MC-5A DEVICES REGULARLY PURCHASED AND
       ---------------------------------------------------------------------
PAID, WILL RECEIVE FREE OF CHARGE (WITH ONLY DELIVERY CHARGES AND CUSTOMS DUTY
------------------------------------------------------------------------------
TO BE PAID LOCALLY) AT 0 (ZERO) US$ 1 ADDITIONAL MC-5A UNIT TO BE USED FOR FREE
-------------------------------------------------------------------------------
DEMO LOAN AND/OR AS BACKUP TO TEMPORARLY REPLACE ANY DEFECTIVE DEVICE ; ANY FREE
--------------------------------------------------------------------------------
OF CHARGE DEVICE WILL NOT BE ELIGIBLE FOR SALES
-----------------------------------------------

Pursuant to Rule 24b-2 of the Exchange Act, confidential information on this pagehas been omitted and marked as "[Confidential Information Omitted]", and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                                   CTT8K41926

                                  SCHEDULE 14

            Competitive Technologies, Inc. Corporate Code of Conduct

Dear Colleague:

The financial success and value to society of Competitive Technologies, Inc. (the "Company" or "CTTC"), as well as the respect it earns, depends not only on the Company's financial performance, but also on the principles under which the directors, officers and employees of the Company conduct its business. Pride in our Company must be based both on what we accomplish and how we accomplish it.

CTTC's Corporate Code of Conduct (the "Code") reflects the philosophy that our integrity and the manner in which we do business are essential to our success. The Code is designed to give a broad and clear understanding of the conduct that is expected of all of our employees, officers and directors, and goes beyond the letter of the law. Where possible, specific guidance is provided; however, there will almost certainly be situations where specific guidance is not provided by the Code. An equally important source of guidance therefore must be each individual's good judgment, sensitivity to what is right, and strong desire to do nothing that might bring discredit upon the individual or the Company.

What you read in the Code probably will not surprise you, because the overriding theme of the Code can be summed up as follows: representatives of CTTC must at all times, and in all matters, act with integrity and honesty.






\s\ Johnnie D. Johnson
Johnnie D. Johnson
Chief Executive Officer













                                   CTT8K41927

                                  Schedule 15
                     Calmare(R) Scrambler Published Studies

1. SMITH TJ, COYNE PJ, PARKER GL, DODSON P, RAMAKRISHNAN V. PILOT TRIAL OF A PATIENT-SPECIFIC CUTANEOUS ELECTROSTIMULATION DEVICE (MC5-A CALMARE(R)) FOR CHEMOTHERAPY-INDUCED PERIPHERAL NEUROPATHY. J PAIN SYMPTOM MANAGEMENT 2010; 40(6): 883-891.

2. MARINEO G, UNTREATABLE PAIN RESULTING FROM ABDOMINAL CANCER: NEW HOPE FROM BIOPHYSICS? J PANCREAS 2003; 4:1-10.

3. GATTI A, SABATO AF, MARINEO G. SCRAMBLER THERAPY IN NEUROPATHIC PAIN. PATHOS 2007; 14: 99-105.

4. SABATO AF, MARINEO G, GATTI A. SCRAMBLER THERAPY. MINERVA ANESTESIOLOGICA 2005; 71:479-482.

5. RICCI M, PIROTTI S, SCARPI E, BURGIO M, MALTONI M, SANBONI E, AMADORI D. MANAGING CHRONIC PAIN: RESULTS FROM AN OPEN-LABEL STUDY USING MC5-A CALMARE(R) DEVICE. SUPPORT CARE CANCER 2011; PUBLISHED ONLINE 11 MARCH 2011.

6. MARINEO G, SPAZIANI S, SABATO AF, MAROTTA F. ARTIFICIAL NEURONS IN ONCOLOGICAL PAIN: THE POTENTIAL OF SCRAMBLER THERAPY TO MODIFY A BIOLOGICAL INFORMATION. INTERNATIONAL CONGRESS SERIES 2003; 1255: 381-388.

7. MARINEO G, IORNO V, GANDINI C, MOSCHINI V, SMITH TJ. SCRAMBLER THERAPY RELIEVES CHRONIC NEUROPATHIC PAIN MORE EFFECTIVELY THAN GUIDELINE BASED DRUG MANAGEMENT. 2011; SUBMITTED.























                                   CTT8K41928

                                  SCHEDULE 15
                 Calmare(R) Scrambler Ongoing Clinical Studies

ELECTRICAL STIMULATION PAIN THERAPY IN TREATING CHRONIC PAIN AND NUMBNESS CAUSED
                    BY CHEMOTHERAPY IN PATIENTS WITH CANCER

                This study is currently recruiting participants.
          Verified by Virginia Commonwealth University, September 2010
       First Received: September 3, 2010 Last Updated: September 10, 2010


                              SPONSOR:   Virginia Commonwealth University

        CLINICALTRIALS.GOV IDENTIFIER:   NCT01196442


> Purpose

RATIONALE: Electrical stimulation pain therapy may help relieve chronic pain and numbness caused by chemotherapy. PURPOSE: This pilot trial studies electrical stimulation pain therapy in treating chronic pain and numbness caused by chemotherapy in patients with cancer.

Official Title:                     An Expanded Trial of MC5-A Calmare Therapy
                                    in the Treatment of Cancer Pain Syndromes and Chronic Chemotherapy-Induced Peripheral
                                    Neuropathy Including Pain and Numbness

Estimated Enrollment:               22

Study Start Date:                   September 2010

Estimated Study Completion Date:    September 2011

Estimated Primary Completion Date:  September 2011 (Final data collection date for primary outcome measure)

Detailed Description:

OBJECTIVES:

I. To evaluate the effect of MC5-A on pain symptoms both immediately and overtime.

II.     To evaluate the effect of Calmare therapy on other non-pain symptoms.
III. To evaluate the effect of MC5-A on daily opioid and other pain medication use.

OUTLINE: Patients undergo electric stimulation pain therapy comprising MC5-A Calmare therapy over 30 minutes once daily for 10 days. After completion of study treatment, patients are followed up for 3 months.

                                   CTT8K41929

                                  SCHEDULE 15
                 Calmare(R) Scrambler Ongoing Clinical Studies

MC5-A SCRAMBLER THERAPY IN REDUCING PERIPHERAL NEUROPATHY CAUSED BY CHEMOTHERAPY

                This study is currently recruiting participants.
                     Verified by Mayo Clinic, February 2011
        First Received: February 1, 2011  Last Updated: February 3, 2011
                               History of Changes
                               ------------------

                              SPONSOR:   Mayo Clinic

                         COLLABORATOR:   National Cancer Institute (NCI)

              INFORMATION PROVIDED BY:   Mayo Clinic

        CLINICALTRIALS.GOV IDENTIFIER:   NCT01290224

> PURPOSE

RATIONALE: SCRAMBLER THERAPY may help relieve pain from PERIPHERAL NEUROPATHY CAUSED BY CHEMOTHERAPY.

PURPOSE: This phase II trial is studying how well MC5-A SCRAMBLER THERAPY works in REDUCING PERIPHERAL NEUROPATHY CAUSED BY CHEMOTHERAPY

Official Title:     SCRAMBLER THERAPY for the TREATMENT of CHEMOTHERAPY Induced
PERIPHERAL NEUROPATHY: An Evaluation of a Sham PROCEDURE and Phase II Trial

DETAILED DESCRIPTION: PRIMARY OBJECTIVES:

I. To explore the feasibility of studying scrambler therapy versus a sham procedure for the alleviation of lower extremity chemotherapy induced peripheral neuropathy (CIPN).

SECONDARY OBJECTIVES:

I, To obtain prospective pilot experience with recommended scrambler therapy, with regards to treatment efficacy to determine effect size estimates, patient related outcome measurement tools that we use in this trial, tolerability, and analgesic use.

OUTLINE. Patients undergo a sham procedure on the back or scrambler therapy on both lower extremities for up to 30 minutes with the Calmare MC5-A device and cutaneous electrode patches applied above and below the area of pain on days 1 and 2. Patients continue scrambler therapy for 10 days in the absence of unacceptable toxicity.

                                   CTT8K41930

                                  SCHEDULE 15
                 Calmare(R) Scrambler Ongoing Clinical Studies

              MC-5A FOR CHEMOTHERAPY INDUCED PERIPHERAL NEUROPATHY

            This study is not yet open for participant recruitment.
          Verified by University of Wisconsin, Madison, December 2010
  First Received: December 9, 2010 Last Updated: December 15, 2010 History of
                                                                   ----------
                                    Changes
                                    -------

                              SPONSOR:   University of Wisconsin, Madison

              INFORMATION PROVIDED BY:   University of Wisconsin, Madison

        CLINICALTRIALS.GOV IDENTIFIER:   NCT01261780

> PURPOSE

Painful chemotherapy induced peripheral neuropathy (CIPN) is a common complication of cancer THERAPY with few TREATMENT options. CIPN is a complex side effect that varies between individuals and can be difficult to describe, difficult to treat and can significantly effect quality of life for patients.

The purpose of this study is to determine if patients with painful CIPN will have a decrease in pain scores after TREATMENT with the MC-5A device.



Official Title: TREATMENT of Painful Chemotherapy -Induced Peripheral Neuropathy With the MC-SA Pain THERAPY Medical Device, a Randomized, Double-Blind, Sham-Controlled Clinical Trial

Primary Outcome Measures:

- Change in Visual Analog Scale pre/post treatment [Time Frame: baseline, before/after each treatment, and 3 months after treatment ] [Designated as safety issue: No]


Secondary Outcome Measures:

- Adverse events [Time Frame: Daily with each treatment and at end of 3 month follow up period] [Designated AS safety issue: Yes] adverse events according to CTCAE

                                   CTT8K41931

                                  SCHEDULE 16
               CHAIN OF CUSTODY AND TITLE DOCUMENTATION PROCEDURE



The present schedule intends to be a mission description, and not the factual Procedure, for the purpose of this Distribution Agreement of the Chain of Custody and Title Documentation Procedure. Distributor shall comply strictly with CTTC's factual Chain of Custody and Title Documentation Procedure, in any present or future release, to maintain detailed records of the identity of the legal owner and any end-user and the physical location for each Calmare(R)/Scrambler sold, temporarily placed for demonstration purposes, leased, donated or otherwise permanently or temporarily removed from Distributor's legal or beneficial ownership, custody or control. Distributor shall maintain and provide CTTC on a monthly basis, or immediately at any other time when requested by CTTC via email (or any other means), with all of Distributor's chain of custody and title documentation. Distributor shall comply with all applicable local privacy and other laws in assembling and maintaining chain of custody and title documentation. The parties acknowledge that the Chain of Custody and Title Documentation Procedure (a) is essential because CTTC may need to notify owners, lessees, donees and other end-users from time to time of recalls or updates that could be important to the safety or effectiveness of medical devices subject to this Agreement that include the Calmare(R)/Scrambler units and related accessories in the interests of CTTC and, derivatively, Distributor and its customers, and (b) may be modified by CTTC from time to time as convenient or necessary.


















                                   CTT8K41932

                                  SCHEDULE 17
                            Adverse Event Procedure


The present schedule intends to be a mission description, and not the factual Procedure, for the purpose of this Distribution Agreement of the Adverse Event Procedure. Distributor shall comply strictly with CTTC's factual Adverse Event Procedure, in any present or future release, to report whenever Distributor receives notice or a claim from an owner, lessee, donee or other end-user of a Calmare(R)/Scrambler unit or from any governmental entity or third party of a claim of injury in operation or ineffectiveness in operation or noncompliance in any way with any national, state, provincial or other local government requirement or international standard, including, but not limited to, any claim of violation or noncompliance with any directive of Food and Drug Administration or any equivalent organization and any governing patent or CE Mark, trademark or copyright governmental issuing authority or of any adverse third party contesting intellectual property rights in or to the Calmare(R)/Scrambler unit or related accessories or intellectual property. The parties acknowledge that the Adverse Event Procedure (a) is essential because CTTC may need to respond expeditiously lo adverse governmental or third party notice or action for the protection of the rights and interests of CTTC and, derivatively of Distributor and its customers; and (b) may be modified by CTTC from time to lime as convenient or necessary.






















                                   CTT8K41933

                                  SCHEDULE 18
                              Help Desk Procedure


The present schedule intends to be a mission description, and not the factual Procedure, for the purpose of this Distribution Agreement of the Help Desk Procedure. Distributor shall comply strictly with CTTC's factual Help Desk Procedure, in any present or future release, to ensure prompt reporting lo CTTC of any technical or usage problem, concern or question related in any way to the Calmare(R)/Scrambler units, any accessory or any associated documentation, usage or training. The parties acknowledge that the Help Desk Procedure (a) is the optimal and most cost-effective method for Distributor and its customers, including any owner, lessee, donee or other end-user of a Calmare(R)/Scrambler unit, lo present issues to and to obtain answers from, the CTTC Help Desk in order to access and to contribute to and dynamically to update CTTC's knowledge on the operation of the Calmare unit and related accessories; and (b) may be modified by CTTC from time to time as convenient or necessary.





























                                   CTT8K41934

                                  SCHEDULE 19
                           MULTI ANNUAL VOLUME BUDGET


                    MINIMUM
CONTRACT PERIOD     BUDGET AGREED     Possible GAP %     Possible GAP Nr.
ALLOWED
Product: MC-5A Units     Nr. of Units to Buy     shortfall vs. BDG     shortfall
vs. BDG     Nr. of Units to Buy



FY 2011 1st Quarter Jan-Mar [Confidential Information Omitted] FY 2011 2nd Quarter Apr-Jun [Confidential Information Omitted] FY 2011 3rd Quarter Jul-Sept [Confidential Information Omitted] FY 2011 4th Quarter Oct-Dec [Confidential Information Omitted]
FY 2011 TOTAL                   [Confidential Information Omitted]

FY 2012 1st Quarter Jan-Mar [Confidential Information Omitted] FY 2012 2nd Quarter Apr-Jun [Confidential Information Omitted] FY 2012 3rd Quarter Jul-Sept [Confidential Information Omitted] FY 2012 4th Quarter Oct-Dec [Confidential Information Omitted]
FY 2012 TOTAL                   [Confidential Information Omitted]

FY 2013 1st Quarter Jan-Mar [Confidential Information Omitted] FY 2013 2nd Quarter Apr-Jun [Confidential Information Omitted] FY 2013 3rd Quarter Jul-Sept [Confidential Information Omitted] FY 2013 4th Quarter Oct-Dec [Confidential Information Omitted]
FY 2013 TOTAL                   [Confidential Information Omitted]

FY 2014 1st Quarter Jan-Mar [Confidential Information Omitted] FY 2014 2nd Quarter Apr-Jun [Confidential Information Omitted] FY 2014 3rd Quarter Jul-Sept [Confidential Information Omitted] FY 2014 4th Quarter Oct-Dec [Confidential Information Omitted]
FY 2014 TOTAL                   [Confidential Information Omitted]

FY 2015 1st Quarter Jan-Mar [Confidential Information Omitted] FY 2015 2nd Quarter Apr-Jun [Confidential Information Omitted] FY 2015 3rd Quarter Jul-Sept [Confidential Information Omitted] FY 2015 4th Quarter Oct-Dec [Confidential Information Omitted]
FY 2015 TOTAL                   [Confidential Information Omitted]


CONTRACT  GRANDTOTAL            [Confidential  Information  Omitted]

Pursuant to Rule 24b-2 of the Exchange Act, confidential information on this pagehas been omitted and marked as "[Confidential Information Omitted]", and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                                   CTT8K41935

                            PRIVATE ADDENDUM LETTER
                            -----------------------
                       INTEGRATING DISTRIBUTION AGREEMENT
                       ----------------------------------

This PRIVATE LETTER is considered an INTEGRAL ADDENDUM to the Sub-Paragraph 6.3 of the DISTRIBUTION AGREEMENT, effective as of March 31st, 2011, entered into by and between Competitive Technologies, Inc. ("CTTC") a Delaware corporation
                                                 -------
having  a  place  of  business  at:

                         Competitive Technologies, Inc.
                       1375 Kings Highway East, Suite 400
                          Fairfield, CT 06824, U.S.A.

And Life Episteme Italia S.r.l. ("DISTRIBUTOR"), an Italian Company with its
                                  -----------
legal headquarters at:

                    Via Val Fiorita N.86, 00144 Roma, Italia

                                 AGREEING THAT

Distributor expressly represents and warrants that NONE of the individuals below mentioned will have, directly or indirectly now or at any time in the future any cooperation or interest in the Distributor or any involvement whatsoever in the performance of this Agreement; individuals are:

-     Vincenzo De Bustis
-     Simona Musio
-     Domenico Pecorini
-     Paolo Pepe
-     John B. Nano
-     Leonardo Zangani

Also the Parties acknowledge that Umberto Marangoni, formerly employed by LEG and LEI, is employed by CTTC and that Mr. Marangoni is excluded from the scope of this representation and warranty, and that Mr. Marangoni's performance shall not constitute any conflict of interest.


May  1st,  2011



/s/ Marisa Giampaoli         /s/ Johnnie D. Johnson
Marisa Giampaoli             Johnnie D. Johnson
Presidente                   Chief Executive Officer
Life Episteme Italia S.r.l.  Competitive Technologies, Inc.

                                   CTT8K41936